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                                                                    EXHIBIT 10.6

                      NON-STATUTORY STOCK OPTION AGREEMENT

         This OPTION AGREEMENT (this "Agreement") is made as of the 18th day of June, 1997, by and between SOUTH TEXAS DRILLING & EXPLORATION, INC., a Texas corporation, with its principal place of business in San Antonio, Bexar County, Texas (hereinafter called the "Company"), and SAN PATRICIO CORPORATION, a Texas corporation, with its principal place of business in Corpus Christi, Nueces County, Texas (hereinafter called "SP").

         WHEREAS, incident to the transactions contemplated by the Asset Purchase Agreement dated May 23, 1997, by and between the Company, SP and Richard Phillips ('Phillips"), the Company desires to afford SP an opportunity to purchase shares of the $0.10 par value common stock of the Company (hereinafter called the "Stock").

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

         1. Corporate Authority. This Agreement is made pursuant to and in accordance with the terms and provisions of a resolution adopted by the Board of Directors of the Company on April 25, 1997.

         2. Grant of Option. The Company hereby irrevocably grants to SP the right and option to purchase all or any part of an aggregate of 150,000 shares of the Stock on the terms and conditions hereinafter set forth (hereinafter referred to individually as an "Option" and collectively as the "Options").


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         3. Purchase Price. The purchase price of the shares of the Stock covered by the Options shall be $1.50 per share (subject to adjustment as provided in Section 11).

         4. Time Option is Exercisable. SP shall have the right to purchase all or a portion of the Stock subject to the Option at such times, and from time to time, until June 18, 2002, at which time the Options shall terminate. There is no obligation on SP to purchase any of the Stock subject to the Options.

         5. Exercise of Options. SP may exercise an Option by giving written notice to the Company specifying the number of full shares to be purchased and accompanied by payment of the full price thereof. No exercise of an Option shall be complete and no Stock shall be delivered to SP prior to the time that the full purchase price for such Stock has been paid. The purchase price shall be paid in cash.

         6. Transferability of Options. The Options may only be assigned, transferred, pledged or hypothecated to Phillips. Otherwise, the Options may not be assigned, transferred, pledged or hypothecated in any manner and shall not be subject to any form of execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Options contrary to the provisions of this Agreement, or the levy of any execution, attachment or similar process upon the Options, shall be null and void and of no effect. However, Phillips may assign the Options upon his death.

         7. Stockholder Rights. SP, (or Phillips, if the Options are so transferred) shall not have any of the rights of a stockholder merely because of its/his ownership of the Options granted by this Agreement.

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         8. Requirements of Law. If any law or regulation of the Securities and
Exchange Commission (the "SEC") or any other federal or state commission or agency having jurisdiction requires the Company or SP to take any action with respect to the Stock acquired by the exercise of the Options, then the Company shall take such required actions within a reasonable period of time and the date upon which the Company shall deliver the Stock shall be postponed until full compliance has been made with all such legal or regulatory requirements. Further, at or before the time of the delivery of the Stock, SP shall, if requested by the Company, deliver to the Company its written statement that it intends to hold the Stock so acquired by him on exercise of any Option for investment and not with a view to resale or other distribution thereof to the public. Further, in the event the Company shall determine that, in compliance with the Securities Act of 1933, as amended (the "Act"), or any other applicable federal or state statute or regulation, it is necessary to register any of the shares of Stock with respect to which an exercise of any Option has been made, or to qualify any such shares for exemption from any of such requirements, the Company shall take such action at its own expense and within a reasonable period of time, but not until such action has been completed shall the Option shares be delivered to SP.

         9. Restrictions on Sale or Other Transfer of Stock. SP (or Phillips) may not sell, assign or otherwise transfer any shares of Stock purchased pursuant to the exercise of any Option granted hereunder in any manner that violates the Act, or the Rules and Regulations of the SEC issued thereunder, or any other federal or state laws, rules, and regulations applicable to the sale or transfer of securities.

         10. Capital Adjustments Affecting Stock. In the event of a capital adjustment resulting from a stock dividend, stock split, reorganization, merger, consolidation, or a combination or

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exchange of shares, the number of shares of Stock under Option shall be adjusted consistent with such capital adjustment. The price of any share under Option shall be adjusted so that there will be no change in the aggregate purchase price payable under exercise of any such Option. The granting of an Option pursuant to this Agreement shall not affect in any way the right or power of the Company to make adjustments, reorganizations, reclassifications or changes of its capital or business structure or to merge, consolidate, dissolve, liquidate, or sell or transfer all or any part of its business or assets.

         11. Dissolution, Liquidation and Reorganization. In the event of the dissolution or liquidation of the Company, any Option granted under this Agreement shall terminate as of a date to be fixed by the Board, provided that not less than thirty (30) days' written notice of the date so fixed shall be given to SP, and SP shall have the right during such period to exercise all or any part of his Options without regard to the limitations of Section 4.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by an authorized officer, and SP has hereunto set its hand, all as of the day and year first above written.

                                        SOUTH TEXAS DRILLING & EXPLORATION, INC.



                                        By: /s/ Wm. Stacy Locke
                                           ------------------------------------

                                        Name: Wm. Stacy Locke
                                             ----------------------------------

                                        Title: President
                                              ---------------------------------

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                                        SAN PATRICIO CORPORATION



                                        By: /s/ Richard Phillips
                                           ------------------------------------

                                        Name: Richard Phillips
                                             ----------------------------------

                                        Title: President
                                              ---------------------------------



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